As filed with the Securities and Exchange Commission on January 29, 1998.
                                                  Registration No. 333-________

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 ___________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 ___________________

                               KAYNAR TECHNOLOGIES INC.
                (Exact name of registrant as specified in its charter)

              Delaware                                 33-0591091
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                        500 N. State College Blvd., Suite 1000
                               Orange, California 92868
                       (Address of principal executive offices)

                  KAYNAR TECHNOLOGIES INC. 1997 STOCK INCENTIVE PLAN
                               (Full title of the plan)

                                   David A. Werner
                               Kaynar Technologies Inc.
                        500 N. State College Blvd., Suite 1000
                               Orange, California 92868
                                    (714) 712-4900
(Name, address, and telephone number, including area code, of agent for service)
                                 ___________________

                                       COPY TO:
                                 C. James Levin, Esq.
                                O'Melveny & Myers LLP
                                400 South Hope Street
                         Los Angeles, California  90071-2889

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
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 Title of securitiesto   Amount to be          Proposed maximum     Proposed maximum        Amount of
 be registered           registered            offering price per   aggregate offering      registration fee
                                               unit                 price
------------------------------------------------------------------------------------------------------------
  Common Stock, par      500,000 shares(1)     $25.50(2)            $12,750,000(2)          $3,761.25(2)
  value $0.01 per share
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------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.
(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 26, 1998, as reported on the Nasdaq National Market System.
The Exhibit Index for this Registration Statement follows the signature page.

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

                                        PART I

                             INFORMATION REQUIRED IN THE
                               SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                       PART II

                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Kaynar Technologies Inc. (the "Company") filed with the Commission are incorporated herein by reference:

          (a) The Company's Amendment No. 6 to the Registration Statement on Form S-1, filed with the Commission on May 6, 1997 (File No. 333-22345), which contains audited financial statements for the Company's fiscal year ended on December 31, 1996;

          (b) The Company's Quarterly Reports on Form 10-Q, filed with the Commission on May 13, 1997, August 6, 1997, and November 12, 1997 (File No. 000-22519); and

          (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 6, 1997 (File No. 000-22519).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Certificate of Incorporation, as amended, of the Company contains a provision eliminating the personal liability of the directors to the Company or its stockholders to the fullest extent set forth in Section 102(b)(7) of the Delaware General Corporation Law. The Bylaws of the Company provide for indemnification of directors, officers, employees and agents of the Company consistent with the provisions of Section 145 of the Delaware General Corporation Law. The Company has also entered into indemnification agreements with each director and certain executive officers that provide for the maximum protection against liability permitted by law. The indemnification agreements also provide that, to the extent the Company purchases directors and officers insurance, the directors and officers who are parties to such agreements will be covered. The Company, however, has no obligation to purchase such insurance.

          Burton J. Kloster, Jr., an outside director of the Company and the nominee of General Electric Capital Corporation ("GECC"), has entered into a separate indemnification agreement with GECC. Under the agreement, GECC will indemnify Mr. Kloster for losses, liabilities, damages and expenses incurred as a result of his acting properly on behalf of GECC, to the extent such amounts are not recoverable from the Company or any insurer of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

4.1 Kaynar Technologies Inc. 1997 Stock Incentive Plan (formerly known as the Kaynar Holdings Inc. 1997 Stock Incentive Plan), including the Form of Eligible Director Nonqualified Stock Option Agreement on Exhibit A thereto

4.2       Form of Incentive Stock Option Agreement

4.3       Form of Nonqualified Stock Option Agreement

5.1 Opinion of Counsel regarding the legality of the Common Stock to be issued

23.1      Consent of Independent Auditors

23.2      Consent of Counsel (included in Exhibit 5.1)

24.1 Powers of Attorney for Jordan A. Law, David A. Werner, Robert M. Nelson, Norman A. Barkeley, Burton J. Kloster, Jr., and Richard P. Strubel (included in this Registration Statement on page S-1)

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                     Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on January 29, 1998.

                              KAYNAR TECHNOLOGIES INC.


                              By:  /S/ JORDAN A. LAW
                                   -------------------------------
                                   Jordan A. Law
                                   President and Chief Executive Officer

                                  POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Jordan A. Law and David A. Werner his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 Signature                     Title                         Date
 ---------                     -----                         ----

 /s/ Jordan A. Law             President, Chief Executive     January 29, 1998
 ---------------------------   Officer and Chairman of the
 Jordan A. Law                 Board (Principal Executive
                               Officer)


 /s/ David A. Werner           Executive Vice President and   January 29, 1998
 ---------------------------   Director
 David A. Werner               (Principal Financial
                               Officer)


 /s/ Robert M. Nelson          Controller                     January 29, 1998
 ---------------------------   (Principal Accounting
 Robert M. Nelson              Officer)


 /s/ Norman A. Barkeley        Director                       January 29, 1998
 ---------------------------
 Norman A. Barkeley


 /s/ Burton J. Kloster,  Jr.   Director                       January 29, 1998
 ---------------------------
 Burton J. Kloster, Jr.


 /s/ Richard P. Strubel        Director                       January 29, 1998
 ---------------------------
 Richard P. Strubel

                                    EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

4.1 Kaynar Technologies Inc. 1997 Stock Incentive Plan (formerly known as the Kaynar Holdings Inc. 1997 Stock Incentive Plan), including the Form of Eligible Director Nonqualified Stock Option Agreement on Exhibit A thereto

4.2       Form of Incentive Stock Option Agreement

4.3       Form of Nonqualified Stock Option Agreement

5.1 Opinion of Counsel regarding the legality of the Common Stock to be issued

23.1      Consent of Independent Auditors

23.2      Consent of Counsel (included in Exhibit 5.1)

24.1 Powers of Attorney for Jordan A. Law, David A. Werner, Robert M. Nelson, Norman A. Barkeley, Burton J. Kloster, Jr., and Richard P. Strubel (included in this Registration Statement on page S-1)